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                                                                   EXHIBIT 99.03
                          QUINTILES TRANSNATIONAL CORP.

                    Proxy for Special Meeting of Shareholders
                       Solicited by the Board of Directors

         The undersigned hereby appoints Dennis B. Gillings, Ph.D. and Santo J. Costa and each of them as attorney and proxy of the undersigned, each with the full power of substitution and with authority in each of them to act in the absence of the other, to vote all of the shares of stock in Quintiles Transnational Corp., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at ____________on ___________, ______, 1999 at ____ p.m., Eastern Standard Time, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in Quintiles' Joint Proxy Statement/Prospectus dated February __, 1999; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.

         The Board of Directors Recommends a Vote FOR the Proposals Listed
Below.


         Proposal One         Approval of the issuance of approximately
                        28,421,000 shares of Quintiles common stock to the shareholders of ENVOY Corporation, a Tennessee corporation, in exchange for their shares of ENVOY common stock and ENVOY Series B convertible preferred stock pursuant the Merger Agreement.

                  [  ] FOR              [  ] AGAINST          [  ] ABSTAIN

         Proposal Two         Approval of an amendment to Quintiles' Amended and
                        Restated Articles of Incorporation to increase the number of authorized shares of Quintiles common stock from 200,000,000 to 500,000,000.

                  [  ] FOR              [  ] AGAINST          [  ] ABSTAIN


         This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR each proposal. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Quintiles either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of notice of the Special Meeting and Joint Proxy Statement/Prospectus dated February __, 1999 and hereby revokes any proxy or proxies heretofore given.

          By signing a proxy, the undersigned shareholder authorizes the proxy holder to vote in his discretion regarding any procedural motions which may come before the Special Meeting. For example, this authority could be used to adjourn the Special Meeting if Quintiles believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a shareholder vote in order to solicit additional proxies or to provide additional information to shareholders. Quintiles has no plans to adjourn the meeting at this time, but intends to do so if it believes that doing so would promote shareholder interests.

                   (Continued and to be signed on the reverse)


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                           (Continued from other side)

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

                                            Date                          , 1999
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                                                  (Be sure to date Proxy)


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                                            Signature and title, if applicable


                                            ------------------------------------
                                            Signature if held jointly

                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign the full
                                            corporate name by the President or
                                            other authorized officer. If a
                                            partnership, please sign in the
                                            partnership name by an authorized
                                            person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.